EXHIBIT 16

                                   November 2, 1999

VIA FEDERAL EXPRESS

Mr. Robert Jarkow, CPA
3111 North Andrews Avenue
Fort Lauderdale, FL 33309

Dear Mr. Jarkow:

         Pursuant to Item 304(a)(3) of Regulation SB, please see the attached page from the Form 10-SB which shall be filed with the Securities and Exchange Commission. The attachment contains the disclosure for Part II, Item 3 entitled "Changes in and disagreements with accountants on accounting and financial disclosure." In accordance with Item 304(a)(3), we request that you furnish a letter to the Securities and Exchange Commission stating whether you agree with this disclosure. Your letter should be sent to the Securities and Exchange Commission, Division of Corporation Finance, Office of Small Business, Attention Mr. Richard K. Wulff, and should reference Cyberfast Systems, Inc., File No. 0-27263.

                                       Very truly yours yours,

                                       Edward Stackpole, President

ES/eb
Enclosure

cc: Mr. Richard K. Wulff, Chief, Office of Small Business